Exhibit 99(b)

DPL INC.

NOTICE OF GUARANTEED DELIVERY

Offer to Exchange
Senior Notes, 8% Series Due 2009
(registered)
For Any and All Outstanding
Senior Notes, 8% Series Due 2009
(unregistered)

This Notice of Guaranteed Delivery or one substantially equivalent hereto (along with the related Letter of Transmittal) must be used to accept the Exchange Offer of DPL Inc., an Ohio corporation (the “Company”), made pursuant to a prospectus dated ________, 2006 (the “Prospectus”) if (i) certificates for the Company’s Senior Notes, 8% Series Due 2009 (the “Unregistered Senior Notes”) are not immediately available, (ii) the Unregistered Senior Notes, the Letter of Transmittal and any other documents required by the Letter of Transmittal cannot be delivered to J.P. Morgan Trust Company, National Association (the “Exchange Agent”) on or prior to the Expiration Date (as defined in the Prospectus referred to above), or (iii) the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission, overnight courier or mail to the Exchange Agent. See “The Exchange Offer - Guaranteed Delivery Procedures” in the Prospectus.

The Exchange Agent for the Exchange Offer is:
J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

By Courier:
Institutional Trust Services
Attn. Frank Ivins
2001 Bryan Street; 9th Floor
Dallas, Texas 75201

By Hand Delivery:
Institutional Trust Services
4 New York Plaza; 1st Floor
New York, New York 10004-2413

By First Class, Registered or Certified Mail:
Institutional Trust Services
P.O. Box 2320
Dallas, Texas 75221-2320

By Facsimile: (214) 468-6494	To Confirm by Telephone or for Information Call: 1-800-275-2048

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL FOR GUARANTEE OF SIGNATURES.

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the certificates for all physically tendered Unregistered Senior Notes, in proper form for transfer, or confirmation of the book-entry transfer of such Unregistered Senior Notes to the Exchange Agent’s account at The Depository Trust Company (“DTC”), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with any other documents required by the Letter of Transmittal, within five New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

The undersigned acknowledges that it must deliver the Unregistered Senior Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm: ______________________________________	__________________________________________________ (Authorized Signature)
Address:___________________________________________ __________________________________________________ (Zip Code)	Title:______________________________________________ Name:_____________________________________________ (Please type or print)
Area Code and Telephone Number: __________________________________________________	Date:______________________________________________

NOTE: DO NOT SEND UNREGISTERED SENIOR NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. UNREGISTERED SENIOR NOTES SHOULD BE SENT WITH A PROPERLY COMPLETED AND FULLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.